January 2, 2004



Dear Fellow Stockholders:

     On  behalf  of the  Board of  Directors  and  management  of Sound  Federal
Bancorp, Inc., (the "Company") we cordially invite you to attend a Special Meeting of Stockholders. The meeting will be at the Company's corporate offices at 1311 Mamaroneck Avenue, White Plains, New York 10605 at 3:00 p.m., (local time) on February 4, 2004.

     We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the special meeting.

     The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the special meeting. The special meeting is being held so that stockholders may vote for the adoption of the Sound Federal Bancorp, Inc. 2004 Incentive Stock Benefit Plan.

     Your Board of Directors has determined that the matter to be considered at the special meeting is in the best interests of Sound Federal Bancorp, Inc. and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote "For" the approval of the Sound Federal Bancorp, Inc. 2004 Incentive Stock Benefit Plan.


Sincerely,


/s/ Richard p. McStravick
---------------------------
Richard P. McStravick
President and Chief Executive Officer

                           Sound Federal Bancorp, Inc.
                             1311 Mamaroneck Avenue
                                    Suite 190
                          White Plains, New York 10605
                                 (914) 761-3636


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held On February 4, 2004

     Notice is hereby given that the Special Meeting of Sound Federal Bancorp, Inc. (the "Company") will be held at the Company's corporate offices at 1311 Mamaroneck Avenue, White Plains, New York 10605, on February 4, 2004 at 3:00 p.m., local time.

     A Proxy Card and a Proxy Statement for the Special Meeting are enclosed.

     The Special Meeting is for the purpose of considering and acting upon:

     1. Approval of the Sound Federal Bancorp, Inc. 2004 Incentive Stock Benefit Plan; and

     2. Such other matters as may properly come before the Special Meeting, or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Special Meeting.

     Any action may be taken on the foregoing proposals at the Special Meeting on the date specified above, or on any date or dates to which the Special Meeting may be adjourned. Stockholders of record at the close of business on December 17, 2003 are the stockholders entitled to vote at the Special Meeting, and any adjournments thereof.

     A list of stockholders entitled to vote at the Special Meeting will be available at the Company's corporate office located at 1311 Mamaroneck Avenue, White Plains, New York 10605 for the 10 days immediately prior to the Special Meeting. It also will be available for inspection at the meeting itself.

     Each stockholder, whether he or she plans to attend the Special Meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. Any proxy given by the stockholder may be revoked at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder present at the Special Meeting may revoke his or her proxy and vote personally on each matter brought before the Special Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the special meeting.

                                              By Order of the Board of Directors



                                              /s/ Anthony J. Fabiano
                                              ---------------------------
                                              Anthony J. Fabiano
                                              Corporate Secretary

White Plains, New York
January 2, 2004


IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT

                           Sound Federal Bancorp, Inc.
                             1311 Mamaroneck Avenue
                                    Suite 190
                          White Plains, New York 10605
                                 (914) 761-3636



                         SPECIAL MEETING OF STOCKHOLDERS

                                February 4, 2004


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sound Federal Bancorp, Inc. (the "Company") to be used at the Special Meeting of Stockholders of the Company (the "Special Meeting"), which will be held at the Company's corporate offices at 1311 Mamaroneck Avenue, White Plains, New York 10605, on February 4, 2004 at 3:00 p.m., local time, and any adjournment thereof. The accompanying Notice of Special Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about January 2, 2004.


                              REVOCATION OF PROXIES


     Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Special Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, proxies will be voted "FOR" the proposal set forth in this Proxy Statement for consideration at the Special Meeting.

     In accordance with the bylaws of the Company, the business of the Special Meeting is limited to the proposal described in this proxy statement. In the event there are not sufficient votes for a quorum, or to approve the proposal being presented, at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

     Proxies may be revoked by sending written notice of such revocation to the Secretary of the Company, at the address of the Company shown above, executing a later-dated proxy or by attending the Special Meeting and voting in person. The presence at the Special Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Special Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     Holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), as of the close of business on December 17, 2003 (the "Record Date") are entitled to one vote for each share then held. As of the Record Date, the Company had 12,818,133 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. As to the approval of the Sound Federal Bancorp, Inc. 2004 Incentive Stock Benefit Plan, stockholders may vote (i) "FOR" approval, (ii) "AGAINST" approval, or (iii) "ABSTAIN" from voting on the proposal. The approval of the Sound Federal Bancorp, Inc. 2004 Incentive Stock Benefit Plan must be approved by a majority of the shares voted at the Special Meeting without regard to broker non-votes or proxies marked "ABSTAIN."

     In accordance with the provisions of the Certificate of Incorporation of the Company, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

     Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

     The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by named executive officers and directors individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock on the Record Date.



                                                      Amount of Shares                   Percent of Shares
        Name and Address of                           Owned and Nature                   of Common Stock
          Beneficial Owner                        of Beneficial Ownership(4)             Outstanding (2)(3)

Significant Shareholders:
  Sound Federal Savings Employee Stock
  Ownership Plan and Trust
  1311 Mamaroneck Avenue
  White Plains, New York 10605                            1,125,421                               8.4%

Named Directors and Executive Officers:(1)

Bruno J. Gioffre                                            225,361                               1.8

Richard P. McStravick                                       267,887                               2.1

Roberta I. Bernhardt                                            500                              --

Joseph Dinolfo                                              117,781                               0.9

Donald H. Heithaus                                          131,404                               1.0

Joseph A. Lanza                                              98,455                               0.8

Eldorus Maynard                                              45,434                               0.4

James Staudt                                                 75,101                               0.6

Samuel T. Telerico                                              530                              --

Anthony J. Fabiano                                          149,498                               1.2
                                                            -------                             -----

All executive officers and directors
  as a group (9 persons)                                    1,111,921                             8.3%
                                                            =========                           =====

-----------------------------
(1) The Company's executive officers and directors are also executive officers and directors of Sound Federal Savings (the "Bank").
(2) Includes 14,575 shares awarded to each outside director other than Ms. Bernhardt, Mr. Telerico and Mr. Maynard, 58,100 shares and 38,733 shares awarded to Messrs. McStravick and Fabiano, respectively, pursuant to the Company's Recognition and Retention Plan. Also includes 51,185 shares, 119,270 shares, and 98,670 shares for Messrs. Gioffre, McStravick and Fabiano, respectively, and 38,735 shares each for Messrs. Heithaus, Dinolfo, Lanza and Staudt subject to options pursuant to the Company's Stock Option Plan.
(3) Calculated as a percentage of common shares outstanding plus stock options that are exercisable within 60 days.
(4) Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.

                             STOCK PERFORMANCE GRAPH

     Set forth below is a stock performance graph comparing the yearly total return on the Company's Common Stock with (a) the monthly cumulative total return on stocks included in the Nasdaq Composite Index, and (b) the monthly cumulative total return on stocks for federal savings institutions included in the Company's Standard Industry Code ("SIC") Index. The Company first issued its Common Stock on October 8, 1998. Accordingly, the information presented below is for the period beginning with the closing price of the Company's Common Stock on October 8, 1998, its first trading day and ending on March 31, 2003. Cumulative return assumes the reinvestment of dividends, and is expressed in dollars on an assumed initial investment of $100.

     There can be no assurance that the Company's stock performance will continue in the future with the same or similar trend depicted in the graph. The Company will not make or endorse any predictions as to future stock performance.






[OBJECT OMITTED]







                                                                    Period Ending
                                       ------------------------------------------------------------------------
                Index                  10/08/98    03/31/99     03/31/00    03/31/01    03/31/02    03/31/03
                -----
                                       ----------- ------------ ----------- ----------- ----------- -----------
Sound Federal Bancorp, Inc.              100.00      107.35       110.23      139.26      227.67      532.42
SIC  Code  6035  -  Federal   Savings
Institutions                             100.00      107.56       87.49       137.65      163.70      174.38
Nasdaq Market Index                      100.00      145.24       267.45      110.08      111.45      81.74

                                       3

                             EXECUTIVE COMPENSATION


     The following table sets forth information as to annual and other compensation for services in all capacities for executive officers who earned more than $100,000 in salary and bonuses during the fiscal year ended March 31, 2003.


==================================================================================================================================
                                                   Summary Compensation Table
==================================================================================================================================
                             Annual Compensation                                            Long-Term
                                                                                       Compensation Awards
------------------------------------------------------------------------------- ---------------------------------- ---------------
-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- ---------
        Name and           Fiscal         Salary      Bonus         Other        Restricted   Options/     LTIP      All Other
                                                                   Annual
                                                                Compensation       Stock        SARs                Compensation
   Principal Position         Year         ($)         ($)         ($) (1)      Award(s) ($)     (#)     Payouts      ($) (2)
-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- --------- ---------------
Richard P. McStravick         2003       185,171      10,700       27,200           --           --        --            3,942
President and Chief           2002       171,875      12,000       18,500           --           --        --            3,800
Executive Officer             2001       155,690       9,000       18,675           --           --        --            3,718
-------------------------- ----------- ------------- --------- ---------------- ------------- ---------- --------- ---------------
Anthony J.  Fabiano           2003       148,250      12,000         --             --           --        --           --
Senior Vice President,        2002       124,500       9,000         --             --           --        --           --
Chief Financial Officer       2001       106,167       7,800         --             --           --        --           --
and Corporate Secretary
========================== =========== ============= ========= ================ ============= ========== ========= ===============

(1) Represents director's fees for service on the Company's and Bank's Board of Directors. (2) Consists of the use of the Bank's automobile.

Compensation Committee Interlocks and Insider Participation

     The Company does not independently compensate its executive officers or employees. The Executive Committee of Sound Federal Savings (the "Bank") has the primary responsibility for determining compensation of the officers, directors and employees of the Bank. The Executive Committee consists of Directors Gioffre, Heithaus, Dinolfo, Staudt and McStravick. The Executive Committee reviews the benefits provided to the Bank's officers and employees. During the year ended March 31, 2003 the Executive Committee met three times.

Report of the Compensation Committee

     Under rules established by the SEC, the Company is required to provide certain data and information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfilling this requirement, the Executive Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     The Board has delegated to the Executive Committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, performance of the Bank and the requirements of appropriate regulatory agencies. Only non-employee directors who serve on the Executive Committee participate in executive compensation decision making. Any cash compensation paid to executive officers is paid by the Bank. The Company does not currently pay any cash compensation to executive officers.

     Compensation of senior management is reviewed annually on a calendar-year basis. In general, the purpose of the annual compensation review is to ensure that the Bank's base salary levels are competitive with financial institutions similar in size, geographic market and business profile in order for the Bank to attract and retain persons of high quality. In this regard, the Executive Compensation Committee used various informational sources, including the "Savings and Community Bankers Annual Salary Survey." In addition, the Executive

Compensation Committee considers the overall profitability of the Bank and the executive officer's contribution to the Bank when making its decision.

     The  Board  of  Directors  approved  a base  salary  for the  Bank's  Chief
Executive Officer of $205,000 for fiscal year 2003, which represented a 15% increase from the Chief Executive Officer's base salary of $177,650 in fiscal year 2002. The 2003 base salary was based upon the Chief Executive Officer's performance, industry standards, and the successful completion of the second-step conversion.

     The primary goal of the Bank and its Executive Committee is to provide an adequate level of compensation and benefits in order to attract and retain key executives. The performance of each officer is reviewed annually to determine his or her contribution to the overall success of the institution.

     This report has been provided by the non-employee members of the Executive Committee consisting of Directors Gioffre, Heithaus, Dinolfo and Staudt

Compensation of Directors

     Directors of the Company receive an annual retainer of $500, except for the Chairman of the Board who receives $1,000. Directors of the Bank receive $2,000 for each meeting attended, except for the Chairman of the Board who receives $4,000. In addition, the Chairman of the Board receives a $10,000 annual retainer for his services as Chairman.

Benefits

     Directors Deferred Fee Plan. The Directors Deferred Fee Plan ("Directors Plan") is a non-qualified deferred compensation plan into which directors can defer up to 100% of their board fees earned during the calendar year. All amounts deferred by a director are fully vested at all times. Upon cessation of a director's service with the Bank, the Bank will pay the director the amounts credited to the director's deferred fee account. The amounts will be paid in substantially equal annual installments, as selected by the director. The date of the first installment payment also will be selected by the director. The Directors Plan permits each director to determine whether to invest all or a portion of such director's account in Common Stock of the Company.

     If the director dies before all payments have been made, the remaining payments will be made to the beneficiary designated by the director in the same form that payments were made to the director. If a director dies before receiving any payments, the Bank shall pay the director's account to the director's beneficiary, commencing within 30 days of the director's death, over the period initially elected by the director. At the request of the beneficiary, and with the approval of the Board, the director's benefits may be paid to the beneficiary in a lump sum. The director may request a hardship distribution of all or part of his or her benefits if the director suffers an unforeseeable emergency, defined as a severe financial hardship to the director resulting from a sudden and unexpected illness or accident of the director or his or her dependent, loss of the director's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the director's control.

     Executive Agreements. The Bank has employment agreements with Messrs. McStravick and Fabiano. The agreements with Messrs. McStravick and Fabiano have a term of three years and may be extended for an additional 12 months on each anniversary date so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the base salaries for Messrs. McStravick and Fabiano are $205,000 and $165,000, respectively. In addition to the base salary, each agreement provides for, among other things, participation in retirement plans, stock option plans and other employee and fringe benefits applicable to other employees. The agreements provide for termination by the Bank for cause at any time, in which event, the executive would have no right to receive compensation or other benefits for any period after termination. In the event the Bank terminates the executive's employment for reasons other than disability or for cause, or in the event of the executive's termination of employment for good reason upon (i) failure by the Bank to comply with any material provision of the agreement, which failure has not been cured within 10 days after a notice of noncompliance is issued by the executive, (ii) following a change in control (as defined) at any time during the term of the agreement, or (iii) any purported termination of the executive's employment which is not pursuant to a valid notice of termination, the executive would be entitled to severance pay in an amount equal to three times the average annual compensation (computed on the basis of the most recent five taxable years) includable in gross income for federal income tax purposes. Messrs. McStravick and Fabiano would receive an aggregate of approximately $671,000 and $470,000, respectively, pursuant to their employment agreements upon a change in control of the Bank, based upon current levels of compensation. The Bank would also continue, at the Bank's expense, the executive's life, health, dental and other applicable benefit plan coverage until the executive attains the age of 70 years, provided, however, that the Bank's obligation terminates if the executive receives equivalent medical or dental coverage from a new employer. The executive is entitled to participate in the Bank's medical, dental and life insurance coverage and reimbursement plans to the extent that such plans exist, until the executive's death. Under each agreement, if the executive becomes disabled or incapacitated to the extent that the executive is unable to perform his duties, he will be entitled to 100% of his compensation for the first six months, and 60% thereafter for the remaining term of the agreement. Any disability payment is reduced to the extent benefits are received under disability insurance, workers' compensation or other similar program.

     In July 2001, the Company entered into employment agreements with Messrs. McStravick and Fabiano. The Company's employment agreements with each executive contain substantially similar provisions to the Bank employment agreements, except that the Company employment agreements provide each executive indemnification against any excise taxes which may be owed by the executive for any payments made in connection with a change in control which would constitute "excess parachute payments" under Section 280G of the Code. The indemnification payment would be the amount necessary to ensure that the executive receives payments and benefits equal in amount and value equal to what the executive would receive in the absence of such excise tax, including any taxes on the Company's payment to the executive attributable to such taxes. The agreements with the Company do not provide for any additional compensation to either executive.

     Severance Plan for Key Employees. The Bank maintains the Severance Plan for Key Employees, which is designed to offer a degree of economic security to employees in the position of assistant vice-president and above in the event their services are terminated as a result of a change in control. In the event of (i) the involuntary termination of a key employee following a change in control other than for cause, or (ii) the voluntary termination of a key employee's employment within one year after a change in control, following any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits or relocation of the key employee's principal place of employment by more than 30 miles, the key employee shall be entitled to a severance pay in an amount equal to one month of base salary multiplied by the key employee's years of employment, up to 24 months, provided that the minimum severance payment will be six months of base salary for an assistant vice-president and 12 months for a vice-president. In addition, the key employee will be entitled to continued life, medical and dental coverage for the same period as the number of months used for the calculation of severance benefits. Severance benefits will be paid in a lump sum within 30 days of the key employee's termination of employment. Benefits payable under the Severance Plan for Key Employees will be reduced, if necessary, to avoid an "excess parachute payment" under Section 280G of the Internal Revenue Code.

     Director Emeritus Plan. The Director Emeritus Plan is a non-qualified retirement plan. Under the Director Emeritus Plan, any director who attains the age of 70 after the completion of 15 years of service as a director qualifies for director emeritus status. A director who has completed five years of service as a director qualifies for director emeritus if termination of service is due to the merger, consolidation, takeover or dissolution of the Bank. Under the Director Emeritus Plan, a director emeritus is entitled to the same compensation that the Director received when he or she retired as a director, without the obligation of attendance at meetings of the Board of Directors. Compensation is paid to the director emeritus from the date of attainment of such status until age 85, or for 15 years or death whichever comes first.

     Defined Benefit Pension Plan. The Bank maintains two defined benefit pension plans, one of which was assumed at the time the Company completed the acquisition of Peekskill Financial Corporation ("Retirement Plans"). Employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plans. The Bank contributes each year, if necessary, an amount to the Retirement Plans to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For the year ended March 31, 2003, the Bank made contributions to the Retirement Plans of approximately $3.1 million. At December 31, 2002, the total market value of the assets in the Retirement Plans trust funds was approximately $7.1 million.

     In the event of retirement on or after the normal retirement date (i.e., the first day of the calendar month coincident with or next following the later of age 65 or the fifth anniversary of participation in the Retirement Plans, or, for a participant prior to January 1, 1992, age 65), the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is an actuarially reduced joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime. Alternatively, a participant may elect (with proper spousal consent, if necessary) from various other options, including a joint and 100% survivor annuity, joint and 66-2/3% survivor annuity, joint and 50% survivor annuity, years certain option and social security option. The normal retirement benefit provided is an amount equal to the difference between 4% of final earnings (as defined in the plan) and 0.65% of the final average compensation (average earnings during the last three calendar years of service) up to the Social Security taxable wage base, multiplied by the participant's years of credited service (up to a maximum of 15 years). Retirement benefits are also payable upon retirement due to early and late retirement or death. A reduced benefit is payable upon early retirement at age 55 and the completion of 5 years of vested service with the Bank. Fifty percent of the normal retirement benefit will be paid to a surviving spouse if the participant dies while in active service and has attained age 50 with 10 years of vested service. The preretirement death benefit is reduced by 1.96% for each year the spouse is more than 10 years younger than the participant. If the participant has not attained age 50 with 10 years of service, but has completed 5 years of service, the spouse will be eligible for a reduced benefit payable as a joint and 50% annuity. Upon termination of employment other than as specified above, a participant who has five years of vested service is eligible to receive his or her accrued benefit commencing, generally, on the employee's normal retirement date, or, if elected, on or after reaching age 55.

     The following table indicates the annual retirement benefit that would be payable under the Retirement Plans upon retirement at age 65 in calendar year 2003, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

  Final Average               Years of Service and Benefit Payable at Retirement
                              --------------------------------------------------
  Compensation                    15           20           25            30
  ------------                -----------  -----------  -----------   ----------

   $   50,000                  $  26,154    $  26,154    $  26,154    $  26,154
   $   75,000                  $  41,154    $  41,154    $  41,154    $  41,154
   $  100,000                  $  56,154    $  56,154    $  56,154    $  56,154
   $125,000                    $  71,154    $  71,154    $  71,154    $  71,154
   $150,000                    $  86,154    $  86,154    $  86,154    $  86,154
   $ 175,000                   $  98,154    $  98,154    $  98,154    $  98,154
   $ 200,000                   $ 116,154    $ 116,154    $ 116,154    $ 116,154

     As of March 31, 2003, Mr. McStravick and Mr. Fabiano had 25 years and 4 years, respectively, of credited service (i.e., benefit service) under the Retirement Plans.

     Stock Option Plan. During the year ended March 31, 2000, the Company adopted, and the Company's stockholders approved, the 1999 Stock Option Plan (the "Stock Option Plan"). Pursuant to the Stock Option Plan, options to purchase 261,453 shares were granted to non-employee directors (including two directors emeriti) at an exercise price of $3.298 per share, the fair market value of the underlying shares on the date of the award. The term of the options is ten years from the date of grant, and the shares subject to awards will be adjusted in the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares or other change in the corporate structure of the Company. The awards included an equal number of reload options ("Reload Options"), limited stock appreciation rights ("Limited Rights") and dividend equivalent rights ("Dividend Equivalent Rights"). A Limited Right gives the option holder the right, upon a change in control of the Company or the Bank, to receive the excess of the market value of the shares represented by the Limited Rights on the date exercised over the exercise price. The Limited Rights are subject to the same terms and conditions as the stock options. Payment upon exercise of Limited Rights will be in cash, or in the event of a merger transaction, for shares of the acquiring corporation or its parent, as applicable. The Dividend Equivalent Rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined as any dividend where the rate of dividend exceeds the Bank's weighted average cost of funds on interest-bearing liabilities for the current and preceding three quarters. The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal to the number of shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder's withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

     Set forth below is certain information concerning options outstanding to the Named Executive Officers at March 31, 2003. No options were granted to Messrs. McStravick and Fabiano during fiscal year 2003. No options were exercised by Messrs. McStravick and Fabiano during fiscal year 2003.



====================================================================================================================
                          FISCAL YEAR-END OPTION VALUES
====================================================================================================================
============================ ================ ================= ========================= ==========================
           Name              Shares Acquired       Value
                                                                 Number of Unexercised      Value of Unexercised
                                                                       Options at          In-The-Money Options at
                              Upon Exercise       Realized              Year-End                Year-End (1)
                                                                ------------------------- --------------------------
                                                                ------------------------- --------------------------
                                                                Exercisable/Unexercisable Exercisable/Unexercisable
                                                                          (#)                        ($)
---------------------------- ---------------- ----------------- ------------------------- --------------------------
---------------------------- ---------------- ----------------- ------------------------- --------------------------
Richard P. McStravick              --                $--             101,816/25,454           $937,928/$234,482
---------------------------- ---------------- ----------------- ------------------------- --------------------------
Anthony J.  Fabiano                --                $--             88,536/22,134            $815,593/$203,898
============================ ================ ================= ========================= ==========================

------------------------------------
(1) Based on a market value of $12.51 per share at March 31, 2003 and an exercise price of $3.298.

     Recognition and Retention Plan. During the fiscal year ended March 31, 2000 the Company adopted, and the Company's stockholders approved, the 1999 Recognition and Retention Plan (the "Recognition Plan"). Pursuant to the Recognition Plan, 14,575 shares of stock were awarded to each non-employee director, except for Messrs. Maynard, Telerico and Ms. Bernhardt who did not receive awards, and 58,100 and 38,733 shares were awarded to Mr. McStravick and Mr. Fabiano, respectively.

     The Company does not have any equity compensation program that was not approved by stockholders other than its employee stock ownership plan.

     Set forth below is certain information as of March 31, 2003 regarding equity compensation to directors, directors emeriti, executive officers and employees of the Company approved by stockholders.

===================================================================================================================
          Plan Category               Number of securities to be       Weighted average        Number of securities
          -------------                issued upon exercise of          exercise price        remaining available for
                                      outstanding options and rights                           issuance under plans
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
stockholders(1)                                     822,019                 $3.298                  --
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
Total                                               822,019                 $3.298                  --
===================================================================================================================

-------------
(1) Includes 40,424 shares awarded under the Recognition Plan that were not vested at March 31, 2003. Shares awarded under the Recognition Plan are owned by the recipient upon expiration of the vesting period and, therefore, are not included in the weighted average exercise price.

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS


Transactions With Certain Related Persons

     The Bank offers loans to directors, officers, and employees in the ordinary course of business on substantially the same terms (other than interest rate), including collateral, as those prevailing at the time for comparable transactions with other persons, and which do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans were performing in accordance with their terms as of the date of this proxy statement. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, so long as the director or executive officer is not given preferential treatment compared to other participating employees. The interest rate on loans to directors and officers is the same as that offered to the Bank's other employees.

     Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a company from extending credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan to an officer or director of the Company. There are several exceptions to this general prohibition, including loans made by an FDIC insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company's directors and officers comply with the Federal Reserve Act and the Federal Reserve Board's Regulation O and, therefore, are excepted from the prohibitions of Section 402.


             PROPOSAL - APPROVAL OF THE SOUND FEDERAL BANCORP, INC.

                        2004 INCENTIVE STOCK BENEFIT PLAN


     The Board of Directors has adopted the 2004 Incentive Stock Benefit Plan (the "2004 Stock Benefit Plan") to provide officers, employees and directors of Sound Federal Bancorp, Inc. and its affiliates with additional incentives to share in our growth and performance. The following is a summary of the material features of the 2004 Stock Benefit Plan, which is qualified in its entirety by reference to the provisions of the Plan attached hereto as Exhibit A.

General

     The 2004 Stock Benefit Plan will remain in effect for a period of ten years following adoption by stockholders. The 2004 Stock Benefit Plan authorizes the issuance of up to 1,089,303 shares of Sound Federal Bancorp, Inc. common stock pursuant to grants of stock options or stock awards. This represents 14% of the shares sold in connection with the "second-step" conversion of Sound Federal Bancorp, MHC from mutual to stock form. No more than 389,037 shares under the 2004 Stock Benefit Plan, representing 5% of the shares sold in the 2003 conversion, will be available to be granted as stock awards. At least 700,266 shares available for award under the 2004 Stock Benefit Plan, representing 9% of the shares sold in the 2003 stock conversion, will be available to be granted as stock options.

     The 2004 Stock Benefit Plan will be administered by a committee (the "Committee") appointed by the Board of Directors which will consist of either at least two "Non-employee Directors" or the entire Board of Directors. The Committee has the power within the limitations set forth in the 2004 Stock Benefit Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan's purposes; and interpreting and otherwise construing the 2004 Stock Benefit Plan; provided, however, that the Board has the power to take any action the Committee can take and may reverse or override the Committee action. The 2004 Stock Benefit Plan may be amended by the Board or the Committee, without the approval of stockholders, but no such amendments may adversely affect any outstanding awards under the 2004 Stock Benefit Plan without the consent of the holders thereof.

Eligibility

     Key employees and outside directors of Sound Federal Bancorp, Inc. and its affiliates are eligible to receive awards under the 2004 Stock Benefit Plan. In addition, as of the date of this proxy statement no awards have been made to the chief executive officer, other executive officers, any of our directors who are not executive officers or to any of our employees including officers who are not executive officers, and such awards have not been determined.

Types of Awards

     The Committee may determine the type and terms and conditions of awards under the Plan. Awards may be granted in a combination of options, limited rights, reload options, dividend equivalent rights and stock awards. Such awards may have terms providing that the settlement or payment of one type of award automatically reduces or cancels the remaining award. Awards may include, but are not limited to, the following:

     Stock Options. A stock option gives the recipient the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price of each option may not be less than 100% of the fair market value of Sound Federal Bancorp, Inc. common stock on the date of grant. Fair market value for purposes of the 2004 Stock Benefit Plan means the reported closing price of the common stock on the day the option is granted or, if the common stock is not traded on such date, on the next preceding day on which the common stock was traded. Once granted, stock options may not be re-priced (i.e., the exercise price may not be changed to be less than the fair market value of the underlying share on the date of grant, other than adjustments for stock splits, stock dividends and similar events).

     Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash, the surrender of shares of common stock, or via a "cashless exercise" (as defined in the 2004 Stock Benefit Plan). Stock options are subject to vesting conditions as determined by the Committee.

     Limited Rights. A limited right gives the option holder the right, upon a change in control of Sound Federal Bancorp, Inc. or Sound Federal Savings, to receive the excess of the market value of the shares represented by the limited right on the date exercised over the exercise price. Limited rights generally will be subject to the same terms and conditions and exercisable to the same extent as stock options, as described above. Payment upon exercise of a limited right will be in cash or, in the event of a merger transaction, in shares of the acquiring corporation or its parent, as applicable.

     Limited rights may be granted at the time of, and must be related to, the grant of a stock option. The exercise of a limited right is in lieu of the exercise of a stock option and vice versa. If a limited right is granted with and related to an incentive stock option, the limited right must satisfy all the restrictions and limitations to which the related incentive stock option is subject.

     Reload Options. Reload options entitle the option holder, who has delivered shares of common stock as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares the option holder has traded. Reload options also may be granted at the time of the grant of a stock option. Reload options also may be granted to replace option shares retained by Sound Federal Bancorp, Inc. for payment of the option holder's withholding tax. The option price at which additional shares of stock may be purchased through the exercise of a reload option is equal to the market value of the common stock that was surrendered to pay the exercise price of the option at the time it was surrendered. The option period during which the reload option may be exercised expires at the same time as that of the original option that was exercised.

     Dividend Equivalent Rights. Dividend equivalent rights entitle the option holder to receive an amount of cash at the time that certain extraordinary dividends are declared equal to the difference between the amount of the extraordinary dividend per share of common stock and the average dividend per share of common stock based on the current and preceding three quarters (assuming dividends were paid in each quarter, and if not then based on the average of the last four quarters in which dividends were paid), multiplied by the number of options that the person holds. For these purposes, an extraordinary dividend is defined under the 2004 Stock Benefit Plan as any dividend paid on shares of common stock where the dividend rate exceeds 200% of Sound Federal Savings' weighted average cost of funds on interest-bearing liabilities for the current quarter and preceding three quarters and the annualized aggregate dollar amount of the dividend exceeds Sound Federal Savings' net income after taxes for the current quarter and preceding three quarters.

     Stock Awards. No more than 389,037 shares may be granted in the form of stock awards under the 2004 Stock Benefit Plan. Stock awards may constitute actual shares of Common Stock or may be denominated in stock units that entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Stock awards will be subject to conditions established by the Committee which are set forth in the award agreement, and may include continuous service with Sound Federal Bancorp, Inc., achievement of specific business objectives, and other measurements of performance. Any stock awards will be evidenced by agreements approved by the Committee which set forth the terms and conditions of each award.

     Generally, all awards, except non-incentive stock options, granted under the 2004 Stock Benefit Plan will be nontransferable except by will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the recipient, incentive stock options may be exercised only by him or her. However, a participant may designate a beneficiary to exercise his/her rights under any stock option, reload option, limited right or dividend equivalent right under the 2004 Stock Benefit Plan upon the participant's death.

Termination of Employment

     Upon termination of employment for any reason other than disability, retirement, change in control, death or termination for cause, an employee's unvested stock awards will be forfeited and the employee's stock options will be exercisable only as to those shares immediately purchasable by or vested in the employee at the date of termination, and such options may be exercised only for three months following termination. Upon termination because of disability, retirement, change in control or death, the employee's unvested stock awards and stock options will become fully vested and the employee's stock options will be exercisable as to all shares, whether or not then exercisable, for up to five years following termination. In no event will the exercise period extend beyond the expiration of the stock option term. Stock options will expire upon termination for cause.

Termination of Service as a Director

     Upon termination of a director's service for any reason other than disability, retirement, change in control, death or termination for cause, the director's unvested stock awards will be forfeited and the director's stock options will be exercisable only as to those shares immediately purchasable by or vested in the director at the date of termination, and such options may be exercised for one year following termination. Upon termination of a director's service because of disability, retirement, change in control or death, unvested stock awards will become fully vested and the director's stock options will be exercisable as to all shares, whether or not then exercisable, for up to five years following termination. In no event will the exercise period extend beyond the expiration of the stock option term. Stock options will expire upon termination for cause.

Tax Consequences

     The following are the federal tax consequences generally arising with respect to awards granted under the 2004 Stock Benefit Plan. The grant of an option or limited right will create no tax consequences for a recipient or Sound Federal Bancorp, Inc. The recipient will have no taxable income upon exercising an incentive stock option and Sound Federal Bancorp, Inc. will receive no deduction when an incentive stock option is exercised. However, the difference between the fair market value of the common stock and the exercise price on the date of exercise is a tax preference item for purposes of the alternative minimum tax. Upon exercising a non-qualified option, the recipient must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and Sound Federal Bancorp, Inc. will be entitled to a deduction for the same amount. The tax treatment for a recipient on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or a non-qualified option. Generally, there will be no tax consequences to Sound Federal Bancorp, Inc. in connection with the disposition of shares acquired pursuant to an option, except that Sound Federal Bancorp, Inc. may be entitled to a deduction if shares acquired pursuant to an incentive stock option are sold before the required holding periods have been satisfied.

     With respect to other awards granted under the 2004 Stock Benefit Plan that are settled either in cash or in stock, the participant must recognize ordinary income equal to the cash or the fair market value of shares or other property received and Sound Federal Bancorp, Inc. will be entitled to a deduction for the same amount. With respect to awards that are settled in stock, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier. Sound Federal Bancorp, Inc. will be entitled to a deduction for the same amount.

     No options have been granted or stock awards made under the 2004 Stock Benefit Plan as of the date of this proxy statement. There are eight non-management directors of Sound Federal Bancorp, Inc. and its subsidiaries, 36 employees and two directors emeriti eligible to participate in the 2004 Stock Benefit Plan.

     As of December 17, 2003, the last sale price of the common stock, as reported on the Nasdaq National Market, was $15.11. The affirmative vote of the holders of a majority of the votes cast at the Special Meeting is required to approve the 2004 Stock Benefit Plan. The purpose of obtaining shareholder approval of the 2004 Stock Benefit Plan is to qualify the plan for the granting of incentive stock options, to obtain an exemption for awards under the Securities Exchange Act short swing profit trading rules and to satisfy the requirement for listing the common stock on the Nasdaq National Market.

Amendment to the 2004 Stock Benefit Plan

     The Board of Directors or the Committee may at any time modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by employees and/or outside directors; however, no such amendment may adversely affect any outstanding awards under the 2004 Stock Benefit Plan without the consent of the holders of such awards.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE SOUND FEDERAL BANCORP, INC. 2004 INCENTIVE STOCK BENEFIT PLAN.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office, 1311 Mamaroneck Avenue, White Plains, New York 10605, no later than March 17, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

         ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

     The Bylaws of the Company provide an advance notice procedure before certain business or nominations to the Board of Directors may be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than 90 days before the date fixed for such meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made, to be timely, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     The date on which next year's annual meeting of stockholders is expected to be held is August 12, 2004. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the next annual meeting of stockholders must be given to the Company no later than April 10, 2004.

                                  MISCELLANEOUS

     The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Meeting, as to which the Board of Directors shall act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies in connection with the Meeting. Georgeson Shareholder Communications, Inc. will receive a fee of $7,500. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Anthony J. Fabiano
                                              --------------------------------
                                              Anthony J. Fabiano
                                              Corporate Secretary
White Plains, New York
January 2, 2004

                                                                      EXHIBIT A

                           SOUND FEDERAL BANCORP, INC.
                        2004 INCENTIVE STOCK BENEFIT PLAN


     1. PURPOSE. The purpose of the Sound Federal Bancorp, Inc. 2004 Incentive Stock Benefit Plan (the "Plan") is to (i) provide employees, officers and directors of Sound Federal Bancorp, Inc. (the "Company"), Sound Federal Savings (the "Association") and any Affiliates of the Company (as defined below), with additional incentives to improve the growth and performance of the Company, and
(ii) to attract and retain qualified and experienced personnel to the Company and its Affiliates.

     2. TERM. The Plan shall be effective as of the date of stockholder approval (the "Effective Date"), and shall remain in effect for ten years thereafter, unless sooner terminated by the Company's Board of Directors (the "Board"). After termination of the Plan, no additional awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. PLAN ADMINISTRATION.

     (a) Role of the Committee. The Plan shall be administered by the Committee. The Committee shall consist of either (i) at least two "Non-Employee Directors" of the Company, or (ii) the entire Board of the Company. A "Non-Employee Director" means, for purposes of the Plan, a director who: (a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly from the Company as a consultant (or in any capacity other than as a director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K. The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted hereunder shall be final and binding, except as set forth herein below. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs. The Committee shall have the power to interpret and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to: (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan; (iii) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, other awards, other property, or accelerated, canceled, extended, forfeited or suspended; (iv) adoption of modifications, amendments, procedures, and subplans as may be necessary; (v) subject to the rights of participants, modification, amendment or cancellation of any award to correct an administrative error; and (vi) taking any other action the Committee deems necessary or desirable for the administration of the Plan. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

     (b) Role of the Board. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board of Directors of the Company. The Board may in its discretion from time to time remove members from, or add members to, the Committee, subject to the requirements set forth in subsection (a) above. The Board shall have all of the powers allocated to it in the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan; provided, however, that the Board may not revoke any Award except in the event of revocation for Cause or with respect to unearned Awards in the event the Recipient of an Award voluntarily terminates employment with the Company or its Affiliates prior to Normal Retirement.

     (c)  Plan  Administration   Restrictions.   All  grants,  awards  or  other
          acquisitions from the Company shall:

          (i)  be approved by the Company's full Board or by the Committee;

          (ii) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the shares present, or represented and entitled to vote at a meeting duly held in accordance with the laws under which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of stockholders; or

          (iii)be held (unless forfeited) by the Recipient for a period of at least six months prior to exercise, if the grant, award or acquisition involves a Stock Option or Limited Right.

     (d) Limitation of Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him/her in such capacity under or with respect to the Plan, the Company or its Affiliates shall indemnify such member against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Company and its Affiliates and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

     4.  ELIGIBILITY TO  PARTICIPATE.  Officers and employees of the Company and its Affiliates shall be eligible to receive Incentive Stock Options, Non-Statutory Stock Options, Stock Awards, Limited Rights, Reload Options and /or Dividend Equivalent Rights under the Plan (collectively, "awards"). Outside directors shall be eligible to receive Non-Statutory Stock Options, Reload Options, Dividend Equivalent Rights and Stock Awards under the Plan. The term "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee. The term "Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company within the meaning of Sections 424(e) and (f) of the Internal Revenue Code ("Code"), respectively. An "outside director" means a director of the Company or an Affiliate who is not an employee of the Company or an Affiliate.

     5. SHARES OF STOCK SUBJECT TO THE PLAN. 1,089,303 shares of common stock of the Company ("Common Stock") in the aggregate are reserved for issuance under the Plan, which shares shall be available for issuance (subject to adjustment as provided in Section 6) pursuant to the exercise of Stock Options, granted under Sections 7(a) and 7(c) of the Plan, or Stock Awards, under Section 7(d) of the Plan. No more than 389,037 shares will be available to be granted as Stock Awards and at least 700,266 shares will be available for issuance pursuant to the grant of Stock Options. The maximum number of Stock Options that may be granted to any one employee of the Company is 175,067.

     Any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an Affiliate thereof, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the shares available for issuance under the Plan. In addition, any shares that are used for the full or partial payment of the exercise price of any option or in full or partial payment of a tax-withholding obligation under the Plan will not be counted as issued under the Plan and will be available for future grants under the Plan.

     Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased by the Plan. No fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlement of awards under the Plan.

     6. ADJUSTMENTS.

     If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate Stock Option purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding, but shall include a corresponding proportionate adjustment in the Stock Option purchase price per share.

     Adjustments under this Section 6 relating to shares of Common Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The granting of awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

     7. AWARDS. The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 11. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. The types of awards that may be made under the Plan are set forth below.

     (a) "Stock Option" - means a grant of a right to purchase a specified number of shares of Common Stock under the Plan during a specified period. A Stock Option may be in the form of an "Incentive Stock Option", which means a Stock Option granted by the Committee that complies with Section 422 of the Code, as amended, and the regulations thereunder at the time of grant, or of a Non-Statutory Stock Option, as defined in this paragraph. A "Non-Statutory Stock Option" means a Stock Option granted by the Committee to (i) an outside director or
          (ii) to any other participant, and such option is either (A) not designated by the Committee as an Incentive Stock Option, or (B) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder. The exercise price of each Stock Option shall be the per share Fair Market Value of Common Stock on the date the award is granted. However, if a key employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the date the Incentive Stock Option is granted. A Stock Option may be exercised in whole or in installments, which may be cumulative. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise, in either cash or such other methods as provided by the Committee at the time of grant or as provided in the form of agreement approved in accordance herewith, including tendering (either actually or by attestation) Common Stock at Fair Market Value on the date of surrender, or any combination thereof.

     (b) "Limited Right" - means the right to receive an amount of cash based upon the terms set forth in Section 12.

     (c)  "Reload Option" - means an additional Stock Option granted pursuant to
          Section 13.

     (d) "Dividend Equivalent Right" - means the right to receive an amount of cash based upon the terms set forth in Section 14 hereof.

     (e) "Stock Award" - means an award under the Plan, made in stock or denominated in units of stock. All or part of any Stock Award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

     8. DEFERRALS AND SETTLEMENTS. Payment of awards may be in the form of Common Stock or other awards, or in the case of Limited Rights, cash, or in combinations thereof as the Committee determines at the time of grant, and with such restrictions as it may impose. No Stock Option is to be considered exercised until payment in full is accepted by the Committee. The means by which a recipient of an award may make payment is set forth below.

     (a) Cash Payment. The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of a Stock Option to be paid from borrowed funds.

     (b) Cashless Exercise. Subject to vesting requirements, if applicable, a participant may engage in a "cashless exercise" of the Stock Option. Upon a cashless exercise, the participant shall give the Company written notice of the exercise of the Stock Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Stock Option and to deliver enough of the proceeds to the Company to pay the Stock Option exercise price and any applicable withholding taxes. If the participant does not sell the Common Stock subject to the Stock Option through a registered broker-dealer or equivalent third party, the participant may give the Company written notice of the exercise of the Stock Option and the third-party purchaser of the Common Stock subject to the Stock Option shall pay the Stock Option exercise price plus applicable withholding taxes to the Company.

     (c) Exchange of Common Stock. The Committee may permit payment of the Stock Option exercise price by the tendering of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of a Stock Option shall be valued at the Fair Market Value of the Common Stock. No tendered shares of Common Stock which were acquired by the participant upon the prior exercise of a Stock Option or as awards under this or any other stock award plan sponsored by the Company shall be accepted for exchange unless the participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

     9. FAIR MARKET VALUE. "Fair Market Value" for all purposes under the Plan shall mean the reported closing price of Common Stock as reported by the Nasdaq stock market on such date (as reported in The Wall Street Journal, if published), or if the Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded thereon. If the Common Stock is not reported on the Nasdaq stock market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

     Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

     10. TRANSFERABILITY AND EXERCISABILITY. All awards under the Plan, other than Non-Statutory Stock Options, will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will or the laws of descent and distribution, except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Committee.

     If so permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise his rights under any Stock Option, Reload Option, Limited Right or Dividend Equivalent Right who would be entitled to and receive any distributions under the Plan upon the participant's death. However, in the case of participants who are subject to Section 16 of the Securities Exchange Act 1934 (the "1934 Act"), any contrary requirements of Rule 16b-3 under the
1934 Act, or any successor rule, shall prevail over the provisions of this Section.

     Awards granted pursuant to the Plan may be exercisable pursuant to a vesting schedule as determined by the Committee. The Committee may, in its sole discretion, accelerate or extend the time during which any Stock Option may be exercised, or any Stock Award may vest, in whole or in part, provided, however, that with respect to an Incentive Stock Option, it must be consistent with the terms of Section 422 of the Code in order to continue to qualify as an Incentive Stock Option. Notwithstanding the above, in the event of Retirement (as defined in Section 26 hereof), death or Disability (as defined in Section 26 hereof), all awards shall immediately vest.

     11. AWARD AGREEMENTS. Each award of Stock Options, Reload Options, Limited Rights, Dividend Equivalent Rights and Stock Award under the Plan shall be evidenced by an agreement that is approved by the Committee. The agreement must set forth the terms, conditions and limitations to an award and the provisions applicable in the event the participant's employment terminates, provided, however, in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant. If any key employee, at the time an Incentive Stock Option is granted to him/her, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such key employee, or by or for any corporation, partnership, estate or trust of which such key employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to him/her shall not be exercisable after the expiration of five years from the date of grant.

     In addition, to the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000. In the event the amount exercisable shall exceed $100,000, the first $100,000 of Incentive Stock Options (determined as of the date of grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options.

     12. LIMITED RIGHTS. The Committee may grant a Limited Right simultaneously with the grant of any Stock Option, with respect to all or some of the shares covered by such option. Limited Rights granted under the Plan are subject to the following terms and conditions:

     (a) Terms of Limited Rights. A Limited Right shall not be exercisable in whole or in part before the expiration of six months from the date of grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control of the Company or the Association.

          The Limited Right may be exercised only when the underlying Stock Option is eligible to be exercised; provided that the Fair Market Value of the underlying shares on the day of exercise is greater than the exercise price of the related Stock Option.

          Upon exercise of a Limited Right, the related Stock Option shall cease to be exercisable. Upon exercise or termination of a Stock Option, any related Limited Rights shall terminate. The Limited Right may be for no more than 100% of the difference between the exercise price and the Fair Market Value of the Common Stock subject to the underlying Stock Option. The Limited Right is transferable only when the underlying Stock Option is transferable and under the same conditions.

     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash equal to the positive difference between the Fair Market Value on the date of grant of the related Stock Option and the Fair Market Value of the underlying shares on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised. In the event of a merger transaction where the consideration being paid by the acquiror is in the form of the acquiror's common stock, the Limited Right shall be exercisable solely for shares of the acquiring corporation or its parent, as applicable. The number of shares to be received on the exercise of such Limited Right shall be determined by dividing the amount of cash that would have been available under the first sentence above by the Fair Market Value at the time of exercise of the shares underlying the option subject to the Limited Right.

     13. RELOAD OPTION. Simultaneously with the grant of any Stock Option to a participant, the Committee may grant a Reload Option with respect to all or some of the shares covered by such Stock Option. A Reload Option may be granted to a participant who satisfies all or part of the exercise price of the Stock Option with shares of Common Stock. The Reload Option represents an additional Stock Option to acquire the same number of shares of Common Stock used by the participant to pay for the original Stock Option. Reload Options may also be granted to replace Common Stock withheld by the Company for payment of a participant's withholding tax under Section 16. A Reload Option is subject to all of the same terms and conditions as the original Stock Option, including the remaining option exercise term, except that (i) the exercise price of the shares of Common Stock subject to the Reload Option will be determined at the time the original Stock Option is exercised, and (ii) such Reload Option will conform to all provisions of the Plan at the time the original option is exercised.

     14. DIVIDEND EQUIVALENT RIGHTS. Simultaneously with the grant of any Stock Option to a participant, the Committee may grant a Dividend Equivalent Right with respect to all or some of the shares covered by such Stock Option. Dividend Equivalent Rights granted under this Plan are subject to the following terms and conditions:

     (a) Terms of Rights. The Dividend Equivalent Right provides the participant with a cash benefit per share for each share underlying the unexercised portion of the related Stock Option equal to the amount of any extraordinary dividend (as defined in Section 14 (c)) per share of Common Stock declared by the Company. The terms and conditions of any Dividend Equivalent Right shall be evidenced in the option agreement entered into with the participant and shall be subject to the terms and conditions of the Plan. The Dividend Equivalent Right is transferable only when the related option is transferable and under the same conditions.

     (b) Payment. Upon the payment of an extraordinary dividend, the participant holding a Dividend Equivalent Right with respect to Stock Options or portions thereof which have vested shall promptly receive from the Company or its Affiliate, as applicable, the amount of cash equal to the difference between the amount of the extraordinary dividend per share of Common Stock and the average dividend per share of Common Stock based on the current and preceding three quarters (assuming dividends were paid in each quarter, and if not then based on the average of the quarters in the last four quarters in which dividends were paid), multiplied by the number of shares of Common Stock underlying the unexercised portion of the related Stock Option. With respect to Stock Options or portions thereof which have not vested, the amount that would have been received pursuant to the Dividend Equivalent Right with respect to the shares underlying such unvested Stock Option or portion thereof shall be paid to the participant holding such Dividend Equivalent Right together with earnings thereon, on such date as the Stock Option or portion thereof becomes vested. Payment of an extraordinary dividend will be decreased by the amount of any applicable tax withholding prior to distribution to the participant as set forth in Section 16.

     (c) Extraordinary Dividend. For purposes of this Section 14, an extraordinary dividend is any cash dividend paid on shares of Common Stock where (i) the dividend rate exceeds 200% of the Association's weighted average cost of funds on interest-bearing liabilities for the current quarter and preceding three quarters, and (ii) the annualized aggregate dollar amount of the dividend exceeds the Association's net income after taxes for the current quarter and preceding three quarters. For purposes of this Section 14, the dividend rate equals the quotient, expressed as a percentage, of (i) the annualized dollar amount of the dividend, and (ii) the last trade price of the Company's Common Stock on the day immediately before the dividend is declared.

     15. PLAN AMENDMENT. The Board or the Committee may modify or amend the Plan as it deems necessary or appropriate or modify or amend an award received by key employees and/or outside directors. No such amendment shall adversely affect any outstanding awards under the Plan without the consent of the holders thereof.

     16. TAX WITHHOLDING. The Company may deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover the minimum withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit shares to be used to satisfy the minimum required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     17. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country, unless otherwise determined by the Committee, or unless the contrary is specifically provided in a Company benefit plan that is exempt from tax under Section 401(a) of the Code.

     18. UNFUNDED PLAN. Unless otherwise determined by the Committee, the Plan is an unfunded plan. The Plan shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

     19. FUTURE RIGHTS. No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any rights by reason of the grant of any award under the Plan to continued employment by the Company or any subsidiary of the Company.

     20. GENERAL RESTRICTION. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the grant or settlement thereof, such award may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     21. GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

     22. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and permitted assigns of a participant, including, without limitation, the guardian or estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

     23. RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to awards under the Plan until he or she becomes the holder of record of shares granted under the Plan.

     24. CHANGE IN CONTROL. Notwithstanding anything to the contrary in the Plan, the following shall apply to all outstanding awards granted under the Plan in the event of a Change in Control:

     (a) Definition. A "Change in Control" of the Association or the Company means a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Association or the Company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Association's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Association or the Company or similar transaction in which the Association or Company is not the surviving corporation occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current Board of Directors of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the common stock of the Company are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

     (b)  Acceleration of Vesting and Payment of Limited Rights.

          (1) Upon the occurrence of an event constituting a Change in Control, all Limited Rights, Stock Options, Stock Awards or any other award granted pursuant to this Plan outstanding on such date shall become 100% vested.

          (2) Upon the occurrence of an event constituting a Change in Control involving an exchange of stock, all Stock Options shall become options to purchase the exchanged stock at the applicable exchange ratio (with no change in the aggregate exercise price).

     (c) Effect of a Change in Control on Stock Option Awards. In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

          (1) provide that such Stock Options shall be assumed, or equivalent stock options shall be substituted ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall be registered in accordance with the Securities Act of 1933, as amended ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the participant will receive upon consummation of the Change in Control a cash payment for each Stock Option surrendered equal to the difference between (1) the fair market value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Stock Options, and (2) the aggregate exercise price of all such surrendered Stock Options; or

          (2) in the event of a Change in Control transaction whereby the holders of Common Stock will receive a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the participants equal to the difference between (1) the Merger Price times the number of shares of Common Stock subject to such Stock Options held by each participant (to the extent then exercisable at prices not in excess of the Merger Price), and (2) the aggregate exercise price of all such surrendered Stock Options.

     25. COMPLIANCE WITH SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or actions of the Committee fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     26. TERMINATION OF EMPLOYMENT. Upon the termination of an employee's employment for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the employee's Stock Options shall be exercisable, but only as to those shares that were immediately purchasable by, or vested in, such employee at the date of termination, and such options may be exercised only for a period of three (3) months following such termination. Upon the termination of an employee's employment for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, all of the employee's unvested stock awards shall be forfeited. Upon the termination of an employee's service because of Disability, Retirement, Change in Control or death, the employee's Stock Options shall be exercisable as to all shares whether or not then exercisable, and the employee's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in such employee at the date of termination and options may be exercised for a period of five (5) years following termination. Notwithstanding anything to the contrary herein, in no event shall the exercise period extend beyond the expiration of the Stock Option term. In the event of termination of employment or service for Cause (as defined herein) all rights and awards granted to an employee or director under the Plan not exercised or vested shall expire upon termination.

     No option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three (3) months following the date of the employee's Retirement or termination of employment following a Change in Control; and provided further, that no option shall be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than one year following termination of employment due to Disability, and provided further, in order to obtain Incentive Stock Option treatment for options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three (3) months of termination of employment.

     "Disability" means, with respect to an employee, the permanent and total inability by reason of mental or physical infirmity or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of the employee's lifetime.

     "Retirement" means, with respect to an employee, retirement at the normal or early retirement date set forth in the Association's employee stock ownership plan, or as determined by the Board of Directors, or such other time as determined by written resolution of the Committee.

     Termination "for Cause" means the termination upon personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

     27. TERMINATION OF SERVICE AS A DIRECTOR. Upon the termination of a director's service for any reason other than Disability, Retirement, Change in Control, death or Termination for Cause, the director's Stock Options shall be exercisable, but only as to those shares that were immediately purchasable by, or vested in, such director at the date of termination, and options may be exercised for a period of one (1) year following termination of service, and all of the director's unvested Stock Awards shall be forfeited. In the event of termination of service for Cause (as defined above) all rights granted to the director under the Plan not exercised by or vested in such director shall expire upon termination of service. Upon the termination of a director's service because of Retirement, Disability, Change in Control or death, the director's Stock Options shall be exercisable as to all shares, whether or not then exercisable, and the director's Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested in such director at the date of termination, and options may be exercised for a period of five (5) years following such termination. In no event shall the exercise period extend beyond the expiration of the Stock Option term.

     "Disability" means, with respect to an outside director, the permanent and total inability by reason of mental or physical infirmity or both, of a director to carry out the responsibilities of a director of the Company or an Affiliate, as required by applicable state and federal law.

     "Retirement" means, with respect to a director, retirement on or after attainment of age sixty-five (65) or seven (7) years of service at the Company or an Affiliate, or such other time as determined by written resolution of the Committee.

     "Termination for Cause" has the same meaning as set forth under Paragraph 26 above.

                                 REVOCABLE PROXY

                           Sound Federal Bancorp, Inc.
                         SPECIAL MEETING OF STOCKHOLDERS
                                February 4, 2004

     The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sound Federal Bancorp, Inc. which the undersigned is entitled to vote at a Special Meeting of Stockholders ("Meeting") to be held at the Company's corporate offices at 1311 Mamaroneck Avenue, White Plains, New York 10605, at 3:00 p.m., (local time) on February 4, 2004. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:



                                                    FOR     AGAINST    ABSTAIN
1. Approval of the Sound Federal Bancorp, Inc.
       2004 Incentive Stock Benefit Plan.           [ ]      [  ]         [ ]


The Board of Directors recommends a vote "FOR" the listed proposal.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Sound Federal Bancorp, Inc. at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of Sound Federal Bancorp, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from Sound Federal Bancorp, Inc. prior to the execution of this proxy of a Notice of Special Meeting and a proxy statement dated January 2, 2004.

                                                 Dated: _________________, 2004
                                     [ ] Check Box if You Plan to Attend Meeting



PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER



SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.





         Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.